                                                                    EXHIBIT 4.1


                               ON ASSIGNMENT, INC.

                          REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT ("AGREEMENT") is made and entered into as of April 19, 2002, by and among ON ASSIGNMENT, INC., a Delaware corporation (the "COMPANY"), the undersigned major stockholders (the "MAJOR STOCKHOLDERS"), the undersigned stockholders who are not Major Stockholders (the "OTHER STOCKHOLDERS", and together with the Major Stockholders, the "STOCKHOLDERS"), and for the purposes of Section 3.1 only of this Agreement, Edwin T. Robinson, in his capacity as Stockholder Representative pursuant to the Escrow Agreement dated as of the date hereof among Parent, Edwin T. Robinson (the "Stockholder Representative") and Escrow Agent.

                                    RECITALS

        A. The Company, ON ASSIGNMENT ACQUISITION CORP., a Delaware corporation and wholly-owned subsidiary of the Company ("SUB"), HEALTH PERSONNEL OPTIONS CORPORATION, an Ohio corporation ("HPOC"), and certain stockholders of HPOC have entered into an Agreement and Plan of Merger, dated as of March 27, 2002 (the "MERGER AGREEMENT"), pursuant to which HPOC will be merged into Sub (the "TRANSACTION"). As a result of the Transaction, the Major Stockholders will receive 3,584,564 shares (the "SHARES") of common stock of the Company as part of the merger consideration. The Shares shall include shares of common stock of the Company included in the Escrow Amount (as defined in the Merger Agreement). The Shares will be "restricted securities" as defined in Rule 144 (defined below).

        B. The Company has agreed to provide the Stockholders with certain registration rights, and the Major Stockholders have agreed to certain restrictions on their rights to resell the Shares, all as more fully described herein.

                                    AGREEMENT

        The parties, intending to be legally bound, agree as follows:

        SECTION 1: REGISTRATION

        1.1 REGISTRABLE SHARES. As used in this Agreement, "Registrable Shares" means the Shares and any securities issued or issuable in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization; provided, however, that Registrable Shares shall cease to be Registrable Shares, as to a particular Stockholder, at the earlier of (other than as permitted pursuant to Section 6.6) (i) the time such Registrable Shares held by that Stockholder have been sold or otherwise transferred and (ii) the time all of such Registrable Shares held by that Stockholder may be sold in any three-month period pursuant to Rule 144 under the Securities Act of 1933 (the "1933 ACT"), as such rule may be amended from time to time, or any successor rule or regulation ("RULE 144"). If a Stockholder desires to sell Shares pursuant to Rule 144, such Stockholder shall provide such Rule 144 representation letters in usual and customary form as may reasonably be requested by the Company or its counsel in order to provide a Rule 144 opinion or letter of instruction.

           1.2 REGISTRATION.

               (a) As soon as practicable, and in no event later than 10 Business Days after the issuance of the Shares, the Company shall prepare and file with the Securities and Exchange Commission ("SEC") a registration statement on Form S-3 (the "REGISTRATION STATEMENT") covering the resale of the Registrable Shares that have been issued as of the date of filing. The Company shall use its reasonable best efforts to have the Registration Statement declared effective as soon as practicable after its initial filing. The Company meets the eligibility requirements for the use of Form S-3 and will use its best efforts to maintain such eligibility for so long as there are Registrable Shares.

               (b) Each Stockholder shall furnish such information as the Company may reasonably request in connection with the preparation of the Registration Statement. Upon registration of the resale of the Registrable Shares with the SEC pursuant to the terms of this Agreement, the Registrable Shares may be sold in accordance with the Registration Statement under the 1933 Act. The Company shall use its reasonable best efforts to cause the Registration Statement to remain effective until the earliest of (i) the date upon which all Registrable Shares covered by the Registration Statement have been sold to the public, and (ii) the date upon which all of the Registrable Shares then held by each Stockholder may be sold in any three-month period pursuant to Rule 144.

           (c) Before filing the Registration Statement, or any amendment thereto, the Company shall furnish to the Major Stockholders copies of all documents proposed to be filed, which documents shall be subject to review and reasonable approval of the Major Stockholders; provided however, that if a Major Stockholder fails to respond to the Company within 5 days of receipt of such documents, such Major Stockholder shall be deemed to have approved such documents.

        1.3 OTHER SHARES. The Company may include in the Registration Statement any other shares of the Company common stock so long as the registration of such additional shares will not delay the effective date of the Registration Statement, such to be determined in the reasonable discretion of the Company.

SECTION 2: THE COMPANY'S OBLIGATIONS

        In connection with the Registration Statement, the Company shall:

        2.1 REGISTRATION STATEMENT. Prepare and file with the SEC the Registration Statement with respect to the Registrable Shares and thereafter use its reasonable best efforts to cause such Registration Statement to become and remain effective for the period set forth in Section 1.2(b).

        2.2 AMENDMENTS AND SUPPLEMENTS. Prepare and file with the SEC such amendments and supplements to the Registration Statement and to the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for the period set forth in Section 1.2(b) and to comply with the provisions of the 1933 Act, including all rules and regulations



                                       2
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promulgated thereunder, with respect to the sale or other disposition of the shares of the Company common stock covered by the Registration Statement.

        2.3 COPIES OF OFFERING DOCUMENTS. Furnish to the Stockholders such numbers of copies of the Registration Statement, prospectus, and any amendments and supplements thereto, in conformity with the requirements of the 1933 Act, including all rules and regulations promulgated thereunder, such documents incorporated by reference in the Registration Statement and such other documents as the Stockholders may reasonably request to facilitate the public sale or other disposition of the Registrable Shares.

        2.4 MISLEADING PROSPECTUS. Promptly notify the Stockholders, at any time when the prospectus covered by the Registration Statement is required to be delivered under the 1933 Act, upon the Company becoming aware that the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and immediately thereafter use its reasonable best efforts to prepare and file with the SEC and furnish to the Stockholders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they are made.

        2.5 RULE 144. Use its reasonable best efforts to file in a timely manner any reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the "1934 ACT"), and take such further action as the Stockholders may reasonably request, including, but not limited to, providing or causing its counsel to provide a Rule 144 opinion or letter of instruction with respect to any resale by a Stockholder of Registrable Shares, if Rule 144 is available for such resale, all from time to time to enable the Stockholders to sell the Registrable Shares owned by them without registration under the 1933 Act pursuant to the exemption provided by Rule 144.

        2.6 BLUE SKY FILINGS. Use its reasonable best efforts to register and qualify the Company common stock covered by the Registration Statement under the Blue Sky laws of such domestic jurisdictions as shall be reasonably requested by the Stockholders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdictions.

        2.7 SUSPENSION OF QUALIFICATION. Use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement, or the lifting of any suspension of the qualification of any of the Registrable Shares for sale in any jurisdiction, at the earliest possible moment.

        2.8 NASDAQ REGISTRATION. Cause all Registrable Shares covered by such Registration Statement to be listed on each securities exchange, including the Nasdaq National Market, on which similar securities issued by the Company are then listed.



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

        SECTION 3: THE STOCKHOLDERS' OBLIGATIONS

        In connection with the Registration Statement, the Stockholders shall:

        3.1 RESTRICTIONS ON SALE.

            (a) The Major Stockholders agree that, following the effectiveness of the Registration Statement, and at all times during which the Registration Statement remains effective (but only at such times), they may not sell into the public market, pursuant to the Registration Statement, or otherwise, more than, in the aggregate, (i) 270,000 Registrable Shares in any 30-day period (the "Aggregate Monthly Restriction") (with the first 30-day period to begin upon the Effective Date of the Merger (as defined in the Merger Agreement) or (ii) 100,000 Registrable Shares on any day (the "Aggregate Daily Restriction") (the Aggregate Monthly Restriction and the Aggregate Daily Restriction are referred to herein as the "Restrictions on Sale"). The Shares included in the Escrow Amount shall be subject to the Aggregate Daily Restriction, but shall not be subject to the Aggregate Monthly Restriction.

            (b) The number of Registrable Shares of the Aggregate Monthly Restriction that each Major Stockholder may sell in each 30-day period shall be limited to his, her or its pro rata share of the Registrable Shares owned by all of the Major Stockholders, as set forth on Schedule I (each, a "Pro Rata Allocation"). To the extent that in any 30-day period a Major Stockholder sells fewer than his, her or its Pro Rata Allocation of Registrable Shares, the number of unsold Shares shall be added to the amount available for sale in succeeding months, and such "carry over" Registrable Shares shall be available for sale by that particular Major Stockholder who sold fewer Registrable Shares than his, her or its Pro Rata Allocation.

            (c) In order to enforce the Restrictions on Sale, each Major Stockholder and the Stockholder Representative wishing to sell Shares under the Registration Statement shall provide the Company with a minimum of two "Business Days" (as that term is defined in the Merger Agreement), prior written notice of the intent to sell, which notice shall state the intended sale date (a "Notice"). If the Company receives Notices from the Major Stockholders proposing the sale of Registrable Shares that would exceed the Restrictions on Sale, each Major Stockholder and the Stockholder Representative agree to reduce the number of Registrable Shares set forth in his, her or its Notice in amounts necessary to comply with the Restrictions on Sale. Each Major Stockholder and the Stockholder Representative, acting through the Escrow Agent, who completes any proposed sale identified in a Notice agrees to provide the Company with confirmation of the completed sale within a maximum of two "Business Days" (as that term is defined in the Merger Agreement) following such sale.

        3.2 OTHER DOCUMENTS AND INFORMATION. Complete, execute, acknowledge and/or deliver such questionnaires, legal opinions and other documents, certificates and instruments as are reasonably required by the Company or are otherwise necessary in connection with the registration and offering. The Stockholders shall promptly provide to the Company such information concerning the Stockholders, their ownership of the Company's securities, the intended method of distribution and such other information as may be required by applicable law or regulation or as may be reasonably requested by the Company.



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

        3.3 CESSATION OF OFFERING. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.4, immediately discontinue disposition of the Registrable Shares pursuant to the Registration Statement covering such Shares until the Stockholders' receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.4, and, if so directed by the Company, deliver to the Company all copies of the prospectus covering such Registrable Shares in the Stockholders' possession at the time of receipt of such notice.

        3.4 MATERIAL NON-PUBLIC INFORMATION. The Stockholders agree to treat the receipt of notice from the Company pursuant to Section 2.4 or Section 4.1, and the content of such notice, as material non-public information, and neither the Stockholders nor their agents or principals shall trade the Company securities or disclose the contents of such notice or that the Stockholders have received such notice prior to the end of the second trading day after the later of (i) the widespread public dissemination of the happening of the event subject to the notice and (ii) the filing with the SEC of the supplemented or amended prospectus contemplated by Section 2.4, or the filing of an amended Registration Statement, or resumption of the right to make sales pursuant to the Registration Statement contemplated by Section 4.1.

        SECTION 4: LIMITATIONS

        4.1 OTHER TRANSACTIONS. The Company shall not be obligated to effect a registration pursuant to Section 1, or to file any amendment or supplement thereto, and may suspend the Stockholders' rights to make sales pursuant to an effective registration pursuant to Section 1, at any time when the Company provides to the Stockholders a certificate signed by the President of the Company that in the good faith judgment of its Board of Directors, the Company reasonably believes that the filing thereof at the time requested, or the offering of securities pursuant thereto, would (i) materially and adversely affect a pending or proposed acquisition, merger, recapitalization, consolidation, reorganization or similar transaction, or negotiations, discussions or pending proposals related thereto, or (ii) be seriously detrimental to the Company and its stockholders, in which event (under clause
(i) or (ii) above) the Company's sole relief from its registration obligations is the right to defer filing of the Registration Statement (or to suspend the Stockholders' rights to make sales pursuant to the Registration Statement if it is already effective) for a period of not more than 90 days; provided, however, that the Company shall not utilize the right described in this Section 4.1 more than once in any twelve-month period.

        SECTION 5: Expenses and Indemnification

        5.1 CERTAIN FEES AND COMMISSIONS. The Company shall pay all expenses incurred in connection with the Registration Statement, including without limitation all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company, except that the Company shall not be required to pay brokers' or underwriters' fees, discounts or commissions relating to the Registrable Shares or fees of a separate legal counsel of a Stockholder.

        5.2 OTHER EXPENSES. The Company shall pay all registration and filing fees attributable to the Registrable Shares and the listing fee payable to the Nasdaq National Market.



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

        5.3 INDEMNIFICATION. In the event any Registrable Shares are included in the Registration Statement under Section 1:

            (a) INDEMNIFICATION BY THE COMPANY. To the extent permitted by law, the Company will indemnify and hold harmless the Stockholders, their heirs, successors and permitted assigns, their officers and directors, any underwriter (as defined in the 1933 Act) for the Stockholders (if selected by the Company or approved by the Company), and each person, if any, who controls any Stockholder or such underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, liabilities or actions (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus (not prohibited by Section 3.3) or final prospectus contained therein, or any amendments or supplements thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the context in which made, not misleading; and the Company will reimburse the Stockholders, their heirs, successors and permitted assigns, their officers and directors, any underwriter (if selected by the Company or approved by the Company) or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnification and other rights provided for in this Section 5.3(a) shall not apply (i) to any such loss, claim, damage, liability, or action insofar as it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, preliminary prospectus or final prospectus or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Stockholder or (ii) if the person asserting any such loss, claim, damage, liability or action who purchased the Registrable Shares that are the subject thereof did not receive a copy of the final prospectus (or the final prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Registrable Shares to such person and the Company provided such final or supplemental prospectus to the Stockholders. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Stockholders, underwriter or controlling person and shall survive the transfer of the Registrable Shares by the Stockholder.

            (b) INDEMNIFICATION BY STOCKHOLDERS. To the extent permitted by law, each Stockholder, severally and not jointly, will indemnify and hold harmless the Company, its successors and assigns, its officers and directors, any underwriter (as defined in the 1933 Act) with respect to the Registrable Shares, and each person, if any, who controls the Company or any such underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, liabilities or actions (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the context in which made, not misleading; provided that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished by such Stockholder expressly for use in such registration by



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such Stockholder, or (ii) the failure of a Stockholder with respect to the
Registrable Shares held by such Stockholder at or prior to the written confirmation of the sale of the Registrable Shares held by such Stockholder to send or arrange delivery of a copy of a prospectus (or the prospectus as amended or supplemented) timely provided to the Stockholders by the Company to the person asserting any such loss, claim, damage, liability or action who purchased the Registrable Shares that are the subject thereof. Such Stockholder will reimburse the Company and each such successor, assign, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such successor, assign, officer, director, underwriter or controlling person and shall survive the transfer of the Registrable Shares by the Stockholder.

            (c) INDEMNIFICATION PROCEDURES. Promptly after receipt by a person who may be entitled to indemnification under this Section 5.3 (an "indemnified party") of notice of the commencement of any action (including any governmental action) for which indemnification may be available under this Section 5.3, such indemnified party will, if a claim in respect thereof is to be made against any person who must provide indemnification under this Section 5.3 (an "indemnifying party"), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel (and the reasonable fees of such counsel shall be paid by the indemnifying party) and assume its own defense if (i) the retention of such counsel has been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party has failed to promptly assume the defense and employ experienced counsel reasonably acceptable to the indemnified party after the indemnifying party has received the notice of the indemnification matter from the indemnified party, or (iii) the named parties to any such action include both the indemnified party and the indemnifying party, and the representation of both parties by the same counsel would be inappropriate due to a conflict of interest between them. It is understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all indemnified parties unless the indemnified parties in good faith conclude and are advised by their counsel that there is an actual or potential conflict of interest among the indemnified parties. No indemnification provided for in
Section 5.3(a) or Section 5.3(b) shall be available to any party who shall fail to give notice as provided in this Section 5.3(c) to the extent that the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice.

            (d) CONTRIBUTION. If the indemnification otherwise provided for in this Section 5.3 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection



                                       7
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with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Stockholder shall be obligated to contribute pursuant to this Section 5(d) shall be limited to an amount equal to the proceeds to such Stockholder of the Registrable Shares sold pursuant to the Registration Statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Stockholder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Shares).

        SECTION 6: OTHER PROVISIONS

        6.1 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        6.2 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto).

        If to the Company:

        On Assignment, Inc.
        26651 West Agoura Road
        Calabasas, California 91302
        Attn: Ronald Rudolph
        Fax: (818) 878-7930

        If to the Stockholders and/or the Stockholder Representative, to such address or facsimile telephone number set forth next to each respective name on the signature page hereto (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto).



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        With a copy to:

        Frost Brown Todd LLC
        2500 PNC Center
        201 East Fifth Street
        Cincinnati, Ohio 45202-4182
        Attention:  John S. Stith, Esq.
        Fax:  (513) 651-6889


        And to:


        Maslon Edelman Borman & Brand, LLP
        3300 Wells Fargo Center
        Minneapolis, Minnesota 55402
        Attention:  Neil I. Sell
        Fax:  (612) 642-8337


        And to:


        Porter, Wright, Morris & Arthur, LLP
        41 South High Street
        Columbus, Ohio 43215-6194
        Attention:  K. Michael Taylor, Esq.
        Fax: (614) 227-4499


        6.3 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        6.4 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

        6.5 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

        6.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon each of the parties hereto and each of their respective permitted successors and assigns, if any. The Stockholders may not assign their rights under this Agreement without the express prior written consent of the Company; provided, however, that (i) upon the death of a Stockholder, such Stockholder's rights under this Agreement shall be transferred to the person(s) specified by such Stockholder who receives the Stockholder's Registrable Shares under the laws of descent and distribution, or if not so specified, the person receiving the largest number of shares of the Company common stock from the Stockholder; (ii) a Stockholder may assign such Stockholder's rights under this Agreement in connection with an estate planning transaction and (iii) a Stockholder which is a partnership or corporation may assign such Stockholder's rights under this Agreement to an affiliate entity or to its partners or stockholders, as the case may be; provided in the case of each of clauses (i), (ii) and (iii) that the transferee agrees in writing to be bound by the terms of this Agreement to the same extent as if such transferee were the Stockholder hereunder and subject to the Stockholder's prior delivery to the Company of an opinion of counsel in form reasonably satisfactory to the Company to the effect that the transfer of Registrable Shares was made in compliance with all applicable foreign, U.S. federal and U.S. state securities laws. Nothing in this Agreement is intended to confer, or shall be deemed to confer, any rights or remedies upon any person or entity other than the parties hereto and their permitted successors and assigns. This Agreement shall inure to the benefit of the Stockholders, the Company and the respective permitted successors and assigns, if any, of the foregoing.

        6.7 WAIVER. No failure on the part of any person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        6.8 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of each of the parties hereto.

        6.9 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

        6.10 PARTIES IN INTEREST. Except for the provisions of Section 5.3, none of the provisions of this Agreement is intended to provide any rights or remedies to any person other than the parties hereto and their respective successors and assigns, if any.

        6.11 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.

        6.12 JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought against any of the parties hereto in any Federal or state court located in the State of Delaware, and each party hereto hereby consents to the jurisdiction of any such court (and of the appropriate



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

appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

        6.13 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        6.14 CONSTRUCTION.

             (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

             (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

             (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

        The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.


                                   THE COMPANY


                                   ON ASSIGNMENT, INC.,
                                   a Delaware corporation


                                   By:
                                      -----------------------------------------
                                      Joe Peterson
                                      Chief Executive Officer


                                   MAJOR STOCKHOLDERS


                                   RIVER CITIES CAPITAL FUND LIMITED PARTNERSHIP


                                   By:
                                      -----------------------------------------
                                      R. Glen Mayfield, Vice President
                                      of Mayson, Inc., the General Partner of
                                      River Cities Management Limited
                                      Partnership, the General Partner of River
                                      Cities Capital Fund Limited Partnership
                                   Address: Edwin T. Robinson, Esq.
                                            River Cities Capital Funds
                                            221 East Fourth Street, Suite 1900
                                            Cincinnati, Ohio 45202-4147
                                   Facsimile: (513) 579-8939
                                   Email:      trobinson@rccf.com


                                   RIVER CITIES CAPITAL FUND II LIMITED
                                   PARTNERSHIP


                                   By:
                                      -----------------------------------------
                                      R. Glen Mayfield, Vice President of
                                      Mayson, Inc., the General Partner of
                                      River Cities Capital Fund II Limited
                                      Partnership

                                   Address:  Edwin T. Robinson, Esq.
                                             River Cities Capital Funds
                                             221 East Fourth Street, Suite 1900
                                             Cincinnati, Ohio 45202-4147

                                   Facsimile:  (513) 579-8939
                                   Email:      trobinson@rccf.com

                                   CASTELLINI MANAGEMENT COMPANY LIMITED
                                   PARTNERSHIP


                                   By:
                                      -----------------------------------------
                                      Christopher L. Fister, Secretary of
                                      Robert H. Castellini Holding Company,
                                      Inc., the General Partner of Castellini
                                      Management Company


                                   Address: Christopher L. Fister, Partner
                                            Castellini Management Company
                                            312 Elm Street, Suite 2600
                                            Cincinnati, Ohio 45202
                                   Facsimile: (513) 651-9849
                                   E-Mail:    clf@rhccompany.com


                                   MLK, INC.


                                   By:
                                      -----------------------------------------
                                      Martin Kieffer

                                   Address:  75 Rhode Island Ave. So.
                                             Golden Valley, Minnesota 55426
                                             Facsimile:  (763) 512-3854


                                   --------------------------------------------
                                   R. PATRICK PERKINS
                                   Address:   10701 McMullen Creek Parkway,
                                              Suite D
                                              Charlotte, North Carolina 28226
                                   Facsimile: (704) 543-0945
                                   E-Mail:    perkchar@perkinsgroup.com


                                   --------------------------------------------
                                   CYNTHIA G. FALK
                                   Address:   5 Fairways Drive
                                   Southgate, Kentucky 41071
                                   E-Mail:    cfkg@fuse.net

                                   --------------------------------------------
                                   TIMOTHY A. MICHAEL
                                   Address:   4165 Rose Hill Avenue
                                              Cincinnati, Ohio,45229
                                   E-Mail:    tamichael716@aol.com


                                   --------------------------------------------
                                   A.G. EDWARDS & SONS
                                   CUSTODIAN FOR TIMOTHY A. MICHAEL
                                   Address:   Louis Ginocchio
                                              A.G. Edwards & Sons, Inc.
                                              255 E. 5th St., Suite 1400
                                              Cincinnati, Ohio 45202
                                   Facsimile: (513) 241-7831
                                   E-Mail:    louis.ginocchio@agedwards.com


                                   SOLELY FOR THE PURPOSE OF SECTION 3.1:
                                   STOCKHOLDER REPRESENTATIVE


                                   --------------------------------------------
                                   Edwin T. Robinson
                                   Address:   Edwin T. Robinson, Esq.
                                              River Cities Capital Funds
                                              221 East Fourth Street, Suite 1900
                                              Cincinnati, Ohio 45202-4147
                                   Facsimile: (513) 579-8939
                                   Email:     trobinson@rccf.com

                                   SCHEDULE I



                                                                            PRO-RATA ALLOCATION OF
          MAJOR STOCKHOLDER                                             AGGREGATE MONTHLY RESTRICTION
          -----------------                                             -----------------------------
River Cities Capital Fund Limited Partnership                                       91,978
River Cities Capital Fund II Limited Partnership                                    27,115
Castellini Management Company Limited Partnership                                   56,480
MLK, Inc.                                                                           43,151
R. Patrick Perkins                                                                   4,070
Cynthia Falk                                                                         1,338
Timothy A. Michael                                                                  23,011
A.G. Edwards & Sons Custodian for Timothy A. Michael                                22,857
   TOTAL                                                                           270,000